EXHIBIT 15.1


            LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION



May 12, 2000


CNA Financial Corporation
333 South Wabash
Chicago, Illinois 60685

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of CNA Financial Corporation for the periods ended March 31, 2000 and 1999, as indicated in our report dated May 12, 2000; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, is incorporated by reference in Registration Statement No. 333-84447 on Form S-8 and Registration Statement No. 333-69741 on Form S-3.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

DELOITTE & TOUCHE LLP

Chicago, Illinois


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